EXHIBIT 5
                                                December     , 1999

Mr. Alan B. Levan
Chief Executive Officer
BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

         Re: BANKATLANTIC BANCORP, INC.-$150,000,000 OF SUBORDINATED INVESTMENT NOTES

Dear Mr. Levan:

         We have acted as counsel for BankAtlantic Bancorp, Inc. (the "Company") in connection with the offer and sale by the Company of up to $150,000,000 in principal amount of subordinated investment notes (the "Investment Notes"). With respect to such offering of the Investment Notes, the Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). The Investment Notes will be issued pursuant to an Indenture to be entered into between the Company and U.S. Bank Trust National Association, a national banking association, as trustee (the "Indenture").

         In connection with this opinion, we have examined the executed originals or photostatic copies of (i) the Articles of Incorporation and Bylaws of the Company, (ii) the Registration Statement, including the prospectus contained therein (the "Prospectus"), (iii) the form of Indenture filed as an exhibit to the Registration Statement and (iv) such other reports, records, documents and proceedings as we have considered necessary to render this opinion.

Mr. Alan B. Levan
BankAtlantic Bancorp, Inc.

December 20, 1999
Page 2

         We have assumed, without independent investigation, the (i) authenticity of all documents submitted to us as originals, (ii) conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and (iii) genuineness of all signatures. Further, with regard to questions of fact material to this opinion, we have relied upon certificates of public officials, corporate agents of the Company and such other certificates as we deemed relevant. We have also assumed that the Indenture will be in the form filed as an exhibit to the Registration Statement and will have been duly executed and delivered by the Company and U.S. Bank Trust National Association, as trustee.

         We are qualified to practice law only in the State of Florida and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the law of the State of Florida and the federal law of the United States.

         This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein may be affected by new developments in court decisions, changes in legislation or changes in facts, assumptions or other information upon which our opinion is based.

         Based upon and subject to the foregoing, we are of the opinion that the Investment Notes that are being offered and sold by the Company pursuant to the Registration Statement, when issued by the Company as contemplated by the Registration Statement and in accordance with the Indenture, will be binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                                 Very truly yours,

                                                 STEARNS WEAVER MILLER WEISSLER
                                                 ALHADEFF & SITTERSON, P.A.